SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

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                            FORM 8-K



                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





                        September 4, 1997
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                 (Date of earliest event report)



                      WEYERHAEUSER COMPANY
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       (Exact name of registrant as specified in charter)

       Washington              1-4825           91-0470860
       ----------              ------           ----------
    (State or other         (Commission       (IRS Employer
    jurisdiction of         File Number)      Identification
    incorporation or                             Number)
     organization)


                    Tacoma, Washington 98477
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            (Address of principal executive offices)
                           (zip code)

       Registrant's telephone number, including area code: (253)
                         924-2345

Item 5.  Other Events

On September 3, 1997, Weyerhaeuser Company issued the following press release:


"FEDERAL WAY, Wash. - As part of a comprehensive strategic review of its operations, raw material sources and geographic locations, Weyerhaeuser Company (NYSE: WY) announced today it will permanently close a plywood plant in Philadelphia, Miss., which will allow it to strengthen the production capability of a sawmill that operates on the same site. The plywood closure, expected to be effective the first week in November, will result in the elimination of approximately 180 plywood-related jobs.

The company will report charges associated with the closure during the third quarter. These charges, when finalized, may be material to third quarter earnings.

According to Mike Branson, vice president of Weyerhaeuser's plywood business, `Philadelphia is our oldest and smallest plywood operation, and is located in a very competitive woodbasket in which raw material costs have risen significantly in recent years. At the same time, the overall supply of structural wood panels such as oriented strand board (OSB) continues to expand, increasingly displacing traditional plywood in more and more customer-applications.'

He added, `This has been a difficult decision and we regret the impact it will have on employees and their families. The men and women who work in our Philadelphia plywood operation are skilled, productive, valuable team members who have contributed significantly to this facility over the 32 years it has been in existence.'

Branson reinforced that the company will do everything it reasonably can to help those directly impacted by the closure. Employees may apply for jobs at other Weyerhaeuser facilities. `It is our goal to place as many employees as possible in positions within Weyerhaeuser,' he said.

Weyerhaeuser will offer outplacement assistance to employees affected by the closure, including job search, counseling, training and severance benefits. The strengthened sawmill and remaining plantsite operations will continue to employ approximately 200 people.

Branson said the plant would continue to operate until early November to complete filling existing customer orders and facilitate an orderly shutdown. During that time, the company will be working to make the transition from Philadelphia Plywood as smooth as possible for its customers. Branson emphasized that long term, Weyerhaeuser remains committed to the plywood business and to serving its plywood customers.

According to Lynn Endicott, vice president - southern lumber, `A careful review of our Philadelphia operations showed the best strategy for us to remain competitive at this location is to strengthen the capabilities of our sawmill operations to their full potential - while at the same time exiting the plywood business on this site. We strongly believe this difficult but necessary business decision is in the best, long-term interests of

Weyerhaeuser's continued manufacturing presence at Philadelphia over the years to come. By improving our lumber competitiveness, we will also provide an improved future for our Mississippi, Alabama and Louisiana employees, customers and the communities in which we operate across this three-state region.'

Previously, as part of a similar strategic review of its operations in North Carolina, Weyerhaeuser announced the reconfiguration of Wood Products businesses in eastern North Carolina which included the closure of its Plymouth, N.C., plywood facility.

Weyerhaeuser is one of the largest integrated forest products companies in the world. Its principal businesses are Timberlands and Wood Products; Pulp, Paper and Packaging; and Real Estate. It is also one of North America's largest recyclers of office wastepaper, newspaper and corrugated boxes. Weyerhaeuser owns and manages 624,000 acres of Mississippi forestland and operates eight manufacturing facilities across the state. The company, which has been growing trees and manufacturing wood products in Mississippi since 1957, has 1,900 employees throughout the state."

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   WEYERHAEUSER COMPANY

                              By   /s/ K. J. Stancato
                                   ---------------------
                             Its:  Vice President and Controller

Date:  September 4, 1997